UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2005

INTERMUNE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-29801	94-3296648
(Commission File Number)	(IRS Employer Identification No.)
3280 Bayshore Boulevard
Brisbane, CA 94005
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Divestiture of Infergen®
     On November 28, 2005, InterMune, Inc. (the “Corporation”) signed a product acquisition agreement pursuant to which it agreed to sell, convey, transfer, assign and deliver its rights to Infergen® (interferon alfacon-1) (“Infergen”), including inventory related thereto, to Valeant Pharmaceuticals North America (“Valeant”) (the “Acquisition Agreement”). In addition, the Corporation also agreed to transfer certain assets relating to Infergen including, but not limited to, intellectual property and clinical trial inventory. Infergen is a pharmaceutical product approved by the Food and Drug Administration for the treatment of chronic hepatitis C virus infection.
     The Acquisition Agreement provides that at the closing of the transaction, Valeant will pay $120 million (the “Initial Payment”) in exchange for Infergen and the related assets (including $6.5 million for finished product inventory), and will assume certain liabilities of the Corporation relating to Infergen. The Acquisition Agreement also provides for a fixed payment of Two Million Euros (€ 2,000,000) expected to occur in 2007 in connection with the transfer of an agreement between the Corporation and Boehringer Ingelheim Austria GmbH. In addition, the Acquisition Agreement provides for up to an additional $20 million in contingent payments from Valeant to the Corporation upon achievement of specified development milestones. The Acquisition Agreement also includes customary representations and warranties, covenants, indemnification and termination provisions. The Corporation will also provide transitional services to Valeant related to Infergen for a period of up to six (6) months post-closing.
     The closing of the Acquisition Agreement and sale of Infergen is conditioned upon clearance under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and other customary closing conditions. The transaction does not require the approval of the Corporation’s stockholders.
     The description of the terms and conditions of the Acquisition Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement, which will be filed as an exhibit (or incorporated by reference therein) to the Corporation’s periodic or current report pursuant to the Securities Exchange Act of 1934, as amended.
     On November 28, 2005, the Corporation issued a press release announcing entry into the Acquisition Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished with this report on Form 8-K:

Number	Description
99.1	Press Release dated November 28, 2005 of InterMune, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMUNE, INC.

Dated: November 30, 2005	By:	/s/ Daniel G. Welch

Daniel G. Welch
Chief Executive Officer and President

EXHIBIT INDEX

Number	Description
99.1	Press Release dated November 28, 2005 of InterMune, Inc.